Exhibit 5.2

LIONEL SAWYER & COLLINS

SAMUEL S. LIONEL

GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

ATTORNEYS AT LAW 1100 BANK OF AMERICA PLAZA 50 WEST LIBERTY STREET RENO, NEVADA 89501 (775) 788-8666 FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA BRIAN H. SCHUSTERMAN MOHAMED A. IQBAL, JR. MARK J. GARDBERG JAMES B. GIBSON JING ZHAO JOHN D. TENNERT MARLA J. DaVEE STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN
OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (775) 788-8654 CDOLAN@LIONELSAWYER.COM

July 31, 2012

Cintas Corporation No. 2

Cintas Corporation No. 3

Cintas Corp. No. 8, Inc.

Cintas Corp. No. 15, Inc.

c/o Cintas Corporation No. 2

6800 Cintas Boulevard

P.O. Box 625737

Cincinnati, OH 45262-5737

Re:          The Notes and Guarantees (as defined below)

Ladies and Gentlemen:

We have acted special Nevada counsel for Cintas Corporation No. 2, a Nevada corporation (the “Company”), Cintas Corporation No. 3, a Nevada corporation (“Cintas 3”), Cintas Corp. No. 8, Inc., a Nevada corporation (“Cintas 8”), and Cintas Corp. No. 15, Inc., a Nevada corporation (“Cintas 15” and together with Cintas 3 and Cintas 8, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by the Company and Cintas Corporation, a Washington corporation (“Cintas Corporation”), with the Securities and Exchange Commission (the “Commission”) on July 31, 2012 under the Securities Act of 1933, as amended (the “Securities Act”).

                The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Prospectus, as supplemented

LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-3345

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

July 31, 2012

by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of  senior debt securities (the “Debt Securities”) to be issued pursuant to an Indenture (the “Indenture”) between the Company, Cintas corporation, certain subsidiary guarantors, including the Guarantors and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association, as trustee (the “Trustee”). Cintas Corporation and certain subsidiary guarantors, including the Guarantors will guarantee the obligations under the Debt Securities pursuant to guarantees (the “Guarantees”).

In connection with this Opinion Letter, we have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion. We have relied upon the certificates of all public and corporate officials with respect to the accuracy of all matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

Based on and subject to the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that the Company and the Guarantors are corporations existing and in good standing under Nevada law.

Nothing herein shall be deemed an opinion as the laws of any jurisdiction other than the State of Nevada.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Lionel Sawyer & Collins, Ltd. under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

Very truly yours,

/s/ LIONEL SAWYER & COLLINS